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                                                                 EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-8 of our report dated February 25, 1994 on our audit of the consolidated financial statements of CenterMark Properties, Inc. for the year ended December 31, 1993, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


St. Louis, Missouri
June 28, 1996